Q2 2016 Earnings Review August 2, 2016

2 Cautionary Statement on Forward-Looking Statements This presentation contains forward-looking statements which are protected by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect Western Refining, Inc.’s (“Western,” “Western Refining,” or “WNR” as applicable or the context requires) current expectations regarding future events, results or outcomes. Words such as “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “potential,” “predict,” “project,” “strategy,” “will,” “future” and other similar terms and phrases are used to identify forward-looking statements. The forward-looking statements contained herein include, but are not limited to, statements about: reduction of debt as a near-term priority, third quarter 2016 guidance, including total throughput, direct operating expenses, maintenance turnaround expenses, selling, general and administrative expenses (“SG&A”), depreciation and amortization, interest and debt expense, 2016 budgeted capital expenditures (including maintenance/regulatory and discretionary expenditures); and crack spread hedge positions and market pricing. These statements are subject to the general risks inherent in Western Refining, Inc.’s business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond its control, which could result in Western’s expectations not being realized or otherwise materially affect Western’s financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made. Except as required by law, Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

3 Q2 2016 Highlights S Net income attributable to WNR of $65 million S Adjusted EBITDA of $201 million S Western Standalone: $122 million S WNRL: $31 million S NTI: $48 million S Strong retail gasoline demand (+7% in Southwest) S Dividend of $0.38 per share S Completion of NTI merger S Debt reduction is near-term priority ($ in millions, except per share data) Q2 2016 Q2 2015 Net income attributable to Western Refining, Inc. $65 $134 per Diluted Share $0.70 $1.40 Net income attributable to Western excluding special items1 $67 $138 per Diluted Share, excluding special items $0.72 $1.44 Adjusted EBITDA2 $201 $355 1 See Appendix for further detail on net income attributable to Western excluding special items. 2 Adjusted EBITDA excludes an adjustment for non-cash unrealized mark-to-market hedging gains and losses; see Appendix for reconciliation of Net Income to Adjusted EBITDA and the definition of Adjusted EBITDA.

4 Refining Operating Metrics Gross Margin ($ per throughput barrel) 1 Excludes realized and unrealized gains/losses from hedging activities and lower of cost or market reserve adjustments. 2 Operating margin is defined as gross margin minus direct operating expenses. Direct Operating Expenses ($ per throughput barrel) Operating Margin ($ per throughput barrel) Q2 2016 Q2 2015 El Pas o Gallu p $25 $0 $20.01 $14.14 $25 $0 $4.17 $4.26 $25 $0 $15.84 $9.88 $25 $0 $22.64 $13.50 $25 $0 $7.81 $8.28 $25 $0 $14.83 $5.22 21 St. Pau l Par k $25 $0 $18.00 $11.67 $25 $0 $4.68 $4.64 $25 $0 $13.32 $7.03

5 1,500 1,000 500 0 $ m illi on s Beginning Cash and Restricted Cash Adjusted EBITDA Debt Additions NTI Merger Debt Repayments Cash Taxes and Interest Paid Proceeds from issuance of WNRL common units Dividends Paid Capital Expenditures Change in Working Capital/ Other NTI and WNRL Distributions Ending Cash and Restricted Cash $630 $200 $201 $645 $93 $872 $272 $53 $35 $78 $43 $17 Q1 2016 to Q2 2016 Consolidated Cash Flow Bridge 1 Restricted cash as of June 30, 2016 and March 31, 2016 was $1.3 million and $36.8 million, respectively. 2 Adjusted EBITDA includes both controlling and non-controlling interests of NTI and WNRL; see Appendix for a reconciliation of Net Income to Adjusted EBITDA and the definition of Adjusted EBITDA. 3 Western's cash distributions from affiliates in Q2 2016 consisted of distributions from NTI and WNRL in the amount of $6.4 million and $13.6 million, respectively. 3 Western $ 566.3 $ 122.2 $ 500.0 $ (871.5) $ (1.6) $ (38.4) $ — $ (34.7) $ (43.2) $ (61.7) $ 20.0 $ 157.4 NTI 35.0 47.7 145.0 — (160.4) (13.4) — — (26.5) 14.0 (16.8) 24.6 WNRL 28.7 31.0 — — (110.0) (0.9) 92.5 — (8.1) 4.4 (20.0) 17.6 Total $ 630.0 $ 200.9 $ 645.0 $ (871.5) $ (272.0) $ (52.7) $ 92.5 $ (34.7) $ (77.8) $ (43.3) $ (16.8) $ 199.6 2 1 1

6 Capital Structure 1 Excludes results of WNRL; NTI debt is non-recourse to Western. 2 Includes Restricted Cash of $1 million. 3 Debt levels shown are face value, exclude unamortized financing costs and premiums. 4 See Appendix for a reconciliation of Net Income to Adjusted EBITDA and the definition of Adjusted EBITDA. 5 Western/NTI LTM Adjusted EBITDA includes distributions from WNRL. As of June 30, 2016 ($ millions) WNR Consolidated Western/NTI 1 Total Cash and Restricted Cash 2 $ 200 $ 182 Western Revolving Credit Facility $ — $ — Term Loan B-1, due 2020 536 536 Term Loan B-2, due 2023 500 500 6.25% Senior Unsecured Notes due 2021 350 350 NTI Revolving Credit Facility 8 8 7.125% Senior Secured Notes due 2020 350 350 WNRL Revolving Credit Facility 20 7.5% Senior Notes, due 2023 300 Total Long-term Debt 3 2,064 1,744 Shareholders' Equity 2,082 1,663 Total Capitalization $ 4,146 $ 3,407 LTM Adjusted EBITDA 4 $ 928 $ 865 Total Debt / LTM Adjusted EBITDA 2.2x 2.0x Total Debt / Total Capitalization 50% 51% 5

7 Operations El Paso Gallup St. Paul Park Total Throughput (mbpd) 136,000 - 140,000 26,000 - 28,000 80,000 - 83,000 Direct Operating Expenses ($/Bbl) $3.90 - $4.10 $7.80 - $8.05 $5.85 - $6.25 Maintenance turnaround expense ($ millions) $18 - $212 Third Quarter 2016 Guidance Other ($ millions) Western 1 WNRL Total SG&A $55 $6 $61 Depreciation and Amortization $48 $7 $55 Interest and Debt Expense $29 $7 $36 FY 2016 Capital Expenditures Maintenance/Regulatory $128 $16 $144 Discretionary 127 30 157 FY 2016 Total Capital Expenditures $255 $46 $301 1 Includes NTI 2 Total maintenance turnaround expense is approximately $40 - $45 million; remaining balance will be spent in Q4 2016.

Appendix

9 Reconciliation of Special Items 1 Unrealized loss from commodity hedging transactions, net, includes $20.7 million in unrealized losses and $6.1 million in unrealized gains for Western and NTI, respectively, for the three months ended June 30, 2016 and $22.8 million in unrealized losses and $0.5 million in unrealized gains for Western and NTI, respectively, for the three months ended June 30, 2015. 2 Net change in lower of cost or market inventory reserve includes NTI adjustments of $35.6 million and $38.2 million, respectively, for the three months ended June 30, 2016 and June 30, 2015. 3 We recompute income taxes after deducting special items and earnings attributable to non-controlling interests. Three Months Ended June 30, 2016 2015  (In thousands, except per share data) Reported diluted earnings per share $ 0.70 $ 1.40 Income before income taxes $ 141,016 $ 292,302 Special items: Unrealized loss on commodity hedging transactions, net (1) 14,598 22,287 Gain on disposal of assets, net (772) (387) Net change in lower of cost or market inventory reserve (2) (35,619) (38,204) Earnings before income taxes excluding special items 119,223 275,998 Recomputed income taxes excluding special items (3) (38,805) (80,847) Net income excluding special items 80,418 195,151 Net income attributable to non-controlling interests 13,888 57,138 Net income attributable to Western excluding special items $ 66,530 $ 138,013 Diluted earnings per share excluding special items $ 0.72 $ 1.44

10 Consolidated Adjusted EBITDA Reconciliation 1 See Appendix for the definition of Adjusted EBITDA. Three Months Ended Six Months Ended June 30, June 30, 2016 2015 2016 2015 (In thousands) Net income attributable to Western Refining, Inc. $ 65,415 $ 133,919 $ 95,953 $ 239,908 Net income attributable to non-controlling interests 37,449 79,948 46,496 148,927 Interest and debt expense 26,928 27,316 53,609 52,273 Provision for income taxes 38,152 78,435 56,781 137,872 Depreciation and amortization 54,359 51,143 107,010 101,069 Maintenance turnaround expense 400 593 525 698 Gain on disposal of assets, net (772) (387) (902) (105) Net change in lower of cost or market inventory reserve (35,619) (38,204) (87,353) (53,926) Unrealized loss on commodity hedging transactions 14,598 22,287 27,082 42,344 Adjusted EBITDA 1 $ 200,910 $ 355,050 $ 299,201 $ 669,060

11 Consolidated Adjusted EBITDA Reconciliations Three Month Period Ending Twelve Months Ended (In thousands) Consolidated Western Refining, Inc. Sep 2015 Dec 2015 Mar 2016 Jun 2016 Jun 2016 Net income attributable to Western Refining, Inc. $ 153,303 $ 13,545 $ 30,538 $ 65,415 $ 262,801 Net income attributable to non-controlling interests 64,795 (6,047) 9,047 37,449 105,244 Interest and debt expense 26,896 26,434 26,681 26,928 106,939 Provision for income taxes 92,117 (6,034) 18,629 38,152 142,864 Depreciation and amortization 51,377 52,845 52,651 54,359 211,232 Maintenance turnaround expense 490 836 125 400 1,851 Loss (gain) on disposal of assets, net (52) 208 (130) (772) (746) Net change in lower of cost or market inventory reserve 36,795 113,667 (51,734) (35,619) 63,109 Unrealized loss (gain) on commodity hedging transactions (271) 8,160 12,483 14,598 34,970 Adjusted EBITDA 1 $ 425,450 $ 203,614 $ 98,290 $ 200,910 $ 928,264 1 See Appendix for the definition of Adjusted EBITDA.

12 Last Twelve Months June 30, 2016 Western & NTI WNRL WNR Consolidated (In thousands) Net income attributable to Western Refining, Inc. $ 221,340 $ 41,461 $ 262,801 Net income attributable to non-controlling interests 83,489 21,755 105,244 Interest and debt expense 80,578 26,361 106,939 Provision for income taxes 142,690 174 142,864 Loss (gain) on disposal of assets, net 189 (935) (746) Depreciation and amortization 185,303 25,929 211,232 Maintenance turnaround expense 1,851 — 1,851 Net change in lower of cost or market inventory reserve 63,109 — 63,109 Unrealized loss (gain) on commodity hedging transactions 34,970 — 34,970 Adjusted EBITDA 813,519 $ 114,745 $ 928,264 Distributions from WNRL 51,187 Total Adjusted EBITDA plus distributions $ 864,706 Adjusted EBITDA Consolidation 1 See Appendix for the definition of Adjusted EBITDA.

13 Adjusted EBITDA Reconciliation The tables on the previous page reconcile net income to Adjusted EBITDA for the periods presented. Adjusted EBITDA represents earnings before interest and debt expense, provision for income taxes, depreciation, amortization, maintenance turnaround expense and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under U.S. generally accepted accounting principles ("GAAP"). Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA) and certain non-cash charges that are items that may vary for different companies for reasons unrelated to overall operating performance. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: • Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures or contractual commitments; • Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt; • Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and • Adjusted EBITDA, as we calculate it, may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

14 Net Positions Volume Hedged (000 barrels) % of Planned Production Hedged Strike Price Mark-to-Market Price1 June 30, 2016 Offsetting Unrealized Gain Period Gasoline Distillate Gasoline Distillate Gasoline Distillate Gasoline Distillate Positions ($MM) 2 2016 Q3 — — —% —% $ — $ — $ — $ — $ 22.8 Q4 — 150 —% 2.5% $ — $13.90 $ — $11.66 $ 17.5 2017 Q1 — 570 —% 12.4% $ — $20.24 $ — $12.46 $ — Q2 — 345 —% 5.7% $ — $18.16 $ — $12.50 $ — Q3 — 345 —% 5.7% $ — $18.16 $ — $13.06 $ — Q4 — 345 —% 5.7% $ — $18.16 $ — $12.79 $ — 2018 Q1 — — —% —% $ — $ — $ — $ — $ — Q2 — — —% —% $ — $ — $ — $ — $ — Q3 — — —% —% $ — $ — $ — $ — $ — Q4 — — —% —% $ — $ — $ — $ — $ — 1 Mark-to-market pricing based on data obtained from the CME Group. 2 Represents unrealized gains on short positions that were closed by the purchase of an offsetting long position as of Q2 2016, neither of which position will be realized until maturity. US Gulf Coast Products Crack Spread Hedge Positions As of June 30, 2016

Group 3 Products

Crack Spread Hedge Positions

As of June 30, 2016

Period	Net Positions Volume Hedged (000 barrels)		% of Planned Production Hedged		Strike Price		Mark-to-Market Price[1] June 30, 2016		Offsetting Unrealized Gain Positions ($MM)[2]
	Gasoline	Distillate	Gasoline	Distillate	Gasoline	Distillate	Gasoline	Distillate	
2016 Q3	—	—	—%	—%	$ —	$ —	$ —	$ —	$ —
Q4	—	—	—%	—%	$ —	$ —	$ —	$ —	$ —
2017 Q1	—	225	—%	4.9%	$ —	$13.75	$ —	$12.97	$ —
Q2	—	225	—%	3.7%	$ —	$13.75	$ —	$13.86	$ —
Q3	—	225	—%	3.7%	$ —	$13.75	$ —	$14.53	$ —
Q4	—	225	—%	3.7%	$ —	$13.75	$ —	$13.90	$ —
2018 Q1	—	—	—%	—%	$ —	$ —	$ —	$ —	$ —
Q2	—	—	—%	—%	$ —	$ —	$ —	$ —	$ —
Q3	—	—	—%	—%	$ —	$ —	$ —	$ —	$ —
Q4	—	—	—%	—%	$ —	$ —	$ —	$ —	$ —

[1] Mark-to-market pricing based on data obtained from the CME Group.

[2] Represents unrealized gains on short positions that were closed by the purchase of an offsetting long position as of Q2 2016, neither of which position will be realized until maturity.

Western Refining

15

16 Hedging Activities As of June 30, 2016 ($ millions) Consolidated Gains/(Losses) Q1 2016 Q2 2016 YTD 6-30-16 Realized $17.8 $0.5 $18.3 Unrealized $(12.5) $(14.6) $(27.1) Western Gains/(Losses) Q1 2016 Q2 2016 YTD 6-30-16 Realized $22.3 $8.9 $31.2 Unrealized $(16.3) $(20.7) $(37.0) NTI Gains/(Losses) Q1 2016 Q2 2016 YTD 6-30-16 Realized $(4.5) $(8.3) $(12.8) Unrealized $3.8 $6.1 $9.9

17 Consolidated Unrealized Hedging Gains and Losses ($millions) Balance Sheet Fair Value Income Statement Period Beg. Of Period End of Period Unrealized Gain (Loss) 2015 Q1 $130.0 $109.9 $(20.1) Q2 $109.9 $87.6 $(22.3) Q3 $87.6 $87.9 $0.3 Q4 $87.9 $79.7 $(8.2) 2016 Q1 $79.7 $67.2 $(12.5) Q2 $67.2 $52.6 $(14.6)